Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (“Amendment”) dated as of July 17, 2014, by and among APIO, INC., a Delaware corporation (“Apio”), CAL EX TRADING COMPANY, a Delaware corporation (“Cal Ex”), GREENLINE LOGISTICS, INC., an Ohio corporation (“GLI” and together with Apio and Cal Ex, each, a “Borrower” and collectively, “Borrowers”), the other Credit Parties party hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent (in such capacity, “Agent”) for the lenders (“Lenders”) from time to time party to the Credit Agreement referred to below, and Lenders.

RECITALS

A.     Borrowers, the other Credit Parties signatory thereto, Agent and Lenders are parties to the Credit Agreement dated as of April 23, 2012, as amended by the First Amendment to Credit Agreement dated as of May 17, 2013 (collectively, the “Credit Agreement”), pursuant to which Lenders agreed to provide certain financial accommodations to or for the benefit of Borrowers and the other Credit Parties upon the terms and conditions contained therein. Unless otherwise defined herein, capitalized terms and matters of construction defined and established in Article 11 of the Credit Agreement shall be applied herein as defined and established therein.

B.     Borrowers have requested that Agent and Lenders amend certain provisions of the Credit Agreement, and Agent and Lenders are willing to so amend on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by Borrowers and the other Credit Parties of their respective promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, the other Credit Parties party hereto, Agent and Lenders hereby agree as follows:

1.     Ratification and Incorporation of Credit Agreement and Other Loan Documents. Except as expressly modified by this Amendment, (a) each Borrower and each other Credit Party party hereto hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Credit Agreement and the other Loan Documents, and (b) all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein. Without limiting the generality of the foregoing, each Borrower and each other Credit Party party hereto acknowledges and agrees that as of July 16, 2014, (y) the aggregate outstanding principal amount of Revolving Loans was $11,000,000, and (z) the aggregate outstanding principal amount of Letter of Credit Obligations was $0.00. Each Borrower and each other Credit Party party hereto (y) represents that it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the amount of the Obligations, and (z) reaffirms the granting of all Liens previously granted pursuant to the Loan Documents to secure all Obligations.

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2.     Amendment of Credit Agreement.

2.1     The following new definitions of “Consolidated Borrowing Base,” “Equipment Loan Collateral Schedule A,” “Equipment Loan Collateral Schedule B,” “Equipment Loan Note A,” “Equipment Loan Note B,” “Equipment Loan Supplements,” “Second Amendment Disclosure Letter” and “Second Amendment Effective Date” are hereby added to Section 11.1 of the Credit Agreement:

“Consolidated Borrowing Base” means the Borrowing Bases of all Borrowers on a consolidated basis.

“Equipment Loan Collateral Schedule A” means that certain Collateral Schedule No. 8727912-001, dated as of the Closing Date, by and between GE Capital (or any of its Affiliates) and Apio.

“Equipment Loan Collateral Schedule B” means the Collateral Schedule to be executed by and between GE Capital (or any of its Affiliates) and Apio in connection with the Equipment Loan Note B.

“Equipment Loan Note A” means the promissory note in the original principal amount of $12,660,000, dated as of the Closing Date, made payable by Apio to the order of GE Capital (or any of its affiliates).

“Equipment Loan Note B” means the promissory note in the original principal amount of up to $11,500,000, to be dated after the Second Amendment Effective Date but prior to August 15, 2014, made payable by Apio to the order of GE Capital (or any of its Affiliates) (nothing contained herein to be construed as an obligation or commitment by any party to make the loan with respect to such promissory note).

“Equipment Loan Supplements” means additional equipment loans made to one or more Borrowers by GE Capital (or any of its Affiliates) after the Second Amendment Effective Date in an aggregate principal amount not to exceed $25,000,000 less the original principal amount of the Equipment Loan Note B (nothing contained herein to be construed as an obligation or commitment by any party to make any such additional equipment loans).

“Second Amendment Disclosure Letter” means that certain Disclosure Letter dated as of the Second Amendment Effective Date, made by the Credit Parties in favor of Agent and Lenders.

“Second Amendment Effective Date” means July 17, 2014.

2.2     The definitions of “Aggregate Revolving Commitment,” “Applicable Margin,” “Borrowing Base,” “Equipment Loan Collateral,” “Equipment Loan Collateral Schedule,” “Equipment Loan Documents,” “Foreign Eligible Percentage” and “Revolving Termination Date” set forth in Section 11.1 of the Credit Agreement are hereby deleted in its entirety and the following are substituted therefor:

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“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the Lenders, which shall be in the amount of $40,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Applicable Margin” means (a) with respect Base Rate Loans, three-quarters of one percent (0.75%) per annum and (b) with respect to LIBOR Rate Loans, one and three-quarters of one percent (1.75%) per annum. Notwithstanding anything herein to the contrary, Swing Loans may not be LIBOR Rate Loans.

“Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a)     up to eighty-five percent (85%) of the book value of Eligible Accounts (other than Foreign Eligible Accounts) at such time; and

(b)     up to the Foreign Eligible Percentage of the book value of Foreign Eligible Accounts at such time; and

(c)     up to eighty-seven and one-half of one percent (87.5%) of the book value of Eligible Inventory (other than Foreign Eligible In-Transit Inventory), multiplied by the NOLV Factor; and

(d)     up to the Foreign Eligible Percentage of the book value of Foreign Eligible In-Transit Inventory, multiplied by the NOLV Factor;

in each case less Reserves established by Agent at such time in its Permitted Discretion.

“Equipment Loan Collateral” means all of the equipment and related collateral described in the Equipment Loan Collateral Schedule A, the Equipment Loan Collateral Schedule B, and in any Collateral Schedule delivered in connection with any Equipment Loan Supplement.

“Equipment Loan Documents” means and includes the Equipment Loan Collateral Schedule A, the Equipment Loan Collateral Schedule B, each Master Security Agreement by and between GE Capital (or any of its Affiliates) and Apio which is incorporated by reference into the Equipment Loan Collateral Schedule A, the Equipment Loan Collateral Schedule B, the Equipment Loan Note A, the Equipment Loan Note B, any documents, instruments and agreements executed and delivered in connection with any Equipment Loan Supplement, and all documents, instruments and agreements related to any of the foregoing.

“Foreign Eligible Percentage” means (a) with respect to any Foreign Eligible Accounts, the lesser of (i) 85% or (ii)  the “Insured Percentage” with respect to such Accounts as set forth in the applicable policy of Foreign Credit Insurance minus five percent (5.0%), and (b)  with respect to any Foreign Eligible In-Transit Inventory, the lesser of (i) 87.5% or (ii) the “Insured Percentage” with respect to such Inventory as set forth in the applicable policy of Foreign Credit Insurance minus five percent (5.0%).

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“Revolving Termination Date” means the earlier to occur of: (a) July [__], 2019; and (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement.

2.3     The definition of “Maximum Revolving Loan Balance” set forth in Section 2.1 of the Credit Agreement is hereby deleted in its entirety and the following the substituted therefor:

“Maximum Revolving Loan Balance” from time to time will be the lesser of (x) the Consolidated Borrowing Base (as calculated pursuant to the Borrowing Base Certificates) in effect from time to time less those Reserves, including the PACA Reserve, imposed by Agent in its Permitted Discretion, or (y) the Aggregate Revolving Loan Commitment then in effect; less, in either case, the sum of (x) the aggregate amount of Letter of Credit Obligations plus (y) outstanding Swing Loans.

2.4     The reference to “5,000,000” set forth in Section 2.2(d) of the Credit Agreement shall hereafter be deemed to be a reference to $8,000,000.”

2.5     The respective references to “Closing Date” set forth in Sections 3.5, 3.7, 3.8, 3.9, 3.10, 3.11, 3.15, 3.18, 3.19, 3.22, 3.23, 3.24, 3.25, and 3.27 of the Credit Agreement shall hereafter be deemed to be references to “Second Amendment Effective Date.”

2.6     The respective references to “Disclosure Letter” set forth in Sections 3.18, 3.22, and 4.6 of the Credit Agreement shall hereafter be deemed to be references to “Second Amendment Disclosure Letter.”

2.7     Section 4.1(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

(a)     (i) together with each delivery of financial statements pursuant to Sections 4.1(a) and, for each Fiscal Quarter, 4.1(b), a management discussion and analysis report, in reasonable detail, signed by the chief financial officer of Borrower Representative, describing the operations and financial condition of the Credit Parties and their Subsidiaries for the Fiscal Quarter and the portion of the Fiscal Year then ended (or for the Fiscal Year then ended in the case of annual financial statements), and (ii) together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent projections for the current Fiscal Year delivered pursuant to Section 4.2(k) and discussing the reasons for any significant variations;

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2.8     The first clause of Section 4.1(i) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

(i)     unless otherwise waived in writing by Agent in its sole discretion, to Agent, at the time of delivery of each of the monthly financial statements delivered pursuant to Section 4.1(b);

2.9     Section 4.2(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

(b)     concurrently with the delivery of the financial statements referred to in Sections 4.1(a) and, for each Fiscal Quarter, 4.1(b), a fully and properly completed Compliance Certificate in the form of Exhibit 4.2(b), certified on behalf of the Borrowers by a Responsible Officer of Borrower Representative;

2.10     Section 6.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

6.1     Fixed Charge Coverage Ratio. On any date that Availability is less than $12,000,000, Credit Parties shall not permit the Fixed Charge Coverage Ratio for the 12-fiscal month period ending as of the last day of the most recent Fiscal Quarter for which monthly financial statements have been delivered to Agent in accordance with Section 4.1(b), to be less than 1.10 to 1.00.

“Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

2.11     Schedules 1.1(a) (Revolving Loan Commitments), 3.5 (Litigation), 3.7 (ERISA), 3.9 (Ownership of Property; Liens), 3.12 (Environmental), 3.15 (Labor Relations), 3.16 (Intellectual Property), 3.19 (Ventures, Subsidiaries and Affiliates; Outstanding Stock), 3.20 (Jurisdiction of Organization; Chief Executive Office), 3.21 (Locations of Inventory, Equipment and Books and Records), 3.23 (Government Contracts), and 3.25 (Bonding) to the Credit Agreement are hereby deleted in their entirety and the corresponding Schedules attached hereto as Exhibit 2.6 are substituted therefor.

2.12     Exhibit D to Exhibit 4.2(b) (Compliance Certificate) to the Credit Agreement is hereby deleted in its entirety and substituted with Exhibit 2.6 attached hereto.

3.     Conditions to Effectiveness. The effectiveness of this Amendment is subject to satisfaction of each of the following conditions:

3.1     receipt by Agent of copies of this Amendment duly executed by each Borrower and Lenders;

3.2     receipt by Agent of a copy of the Amended and Restated Revolving Note duly executed by each Borrower in favor of GE Capital Bank;

SECOND AMENDMENT

3.3     receipt by Agent of a copy of the Amended and Restated Fee Letter duly executed by each Borrower in favor of GE Capital;

3.4     receipt by Agent of a copy of the Second Amendment Disclosure Letter duly executed by each Borrower;

3.5     receipt by Agent of a copy of the Acknowledgment of Parent duly executed by Landec;

3.6     receipt by Agent of a copy of the Acknowledgment of Creditor duly executed by General Electric Capital Corporation;

3.7     receipt by Agent of a certificate from an authorized person of each Borrower certifying to (a) the articles/certificate of formation or other applicable formation document and all amendments thereto, of such Borrower, certified by the secretary of the state of its jurisdiction of formation, (b) the bylaws/operating agreement or other applicable governing document, and all amendments thereto, of such Borrower, (c) resolutions of such Borrower, and (d) the incumbency and signatures of the officers or representatives of such Borrower executing this Amendment and the other Loan Documents to which it is a party on the Second Amendment Effective Date;

3.8     receipt by Agent of a certificate of Borrower Representative to the effect that (a) each condition set forth in Sections 3.12 and 3.13 have been satisfied, and (b) both the Borrowers taken as a whole and each Borrower individually are Solvent after giving effect to the consummation of the transactions contemplated by this Amendment, including the payment of all fees and expenses payable hereunder;

3.9     receipt by Agent of (a) the legal opinion of Orrick, Herrington & Sutcliffe LLP, special counsel for Borrowers, and (b) Squire Patton Boggs (US) LLP, special Ohio counsel for GLI, each in form and substance satisfactory to Agent;

3.10     receipt by Agent of such other documents and certificates as Agent may reasonably request relating to the authorization of this Amendment and the transactions contemplated hereby by each Borrower and any other legal matters relating to Borrowers, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Agent;

3.11     payment by Borrowers of all fees and other amounts due and payable by them on or prior to the Second Amendment Effective Date, including the reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred in connection with this Amendment;

3.12     since May 26, 2013, there has been no Material Adverse Effect; and

3.13     the absence of any Default or Event of Default.

4.     Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Loan Documents shall remain in full force and effect.

SECOND AMENDMENT

5.     Representations and Warranties. Each Borrower and each other Credit Party party hereto hereby represents and warrants to Agent and Lenders that:

5.1     the representations and warranties contained in the Credit Agreement (as amended hereby) were true and correct in all material respects when made and, except to the extent that (a) a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) any Borrower has previously advised Agent in writing as contemplated under the Credit Agreement, are true and correct in all material respects as of the date hereof;

5.2     the execution, delivery, and performance by each Borrower of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other organizational action on behalf of each Borrower; and

5.3     this Amendment has been duly and validly executed by each Borrower and constitutes the legal, valid, and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

6.     Release.

6.1     Each Borrower and each other Credit Party party hereto, for itself and on behalf of its successors and assigns hereby remises, releases and forever discharges each of Agent and each Lender, and their respective present and former officers, directors, stockholders, employees, agents, attorneys, successors and assigns (collectively, the “Released Parties”) from any and all claims, rights, actions, causes of action, suits, liabilities, defenses, damages and costs that both (a) exist or may exist as of the date hereof and (b) arise from or otherwise relate to the Credit Agreement, the other Loan Documents or any transaction contemplated thereby, the administration of the Loans and other financial accommodations made thereunder, the collateral security given in connection therewith, or any related discussions or negotiations, in each case whether known or unknown, suspected or unsuspected. Each Borrower and each other Credit Party party hereto waives any and all claims, rights and benefits it may have under any law of any jurisdiction that would render ineffective a release made by a creditor of claims that the creditor does not know or suspect to exist in its favor at the time of executing the release and that, if known by it, would have materially affected its settlement with the applicable debtor. Without limiting the foregoing, each Borrower and each other Credit Party party hereto waives the provisions of California Civil Code Section 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

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6.2     Each Borrower and each other Credit Party party hereto acknowledges that it has been represented by independent legal counsel of its own choice throughout all of the negotiation that preceded the execution of this Amendment and that it has executed this Amendment after receiving the advice of such independent legal counsel.

6.3     Each Borrower and each other Credit Party party hereto understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

6.4     Each Borrower and each other Credit Party party hereto, on behalf of itself and its successors and assigns, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of Agent, each Lender and each of the other Released Parties that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) Agent, any Lender or any other Released Party on the basis of any claim released, remised and discharged by such Borrower or Credit Party pursuant to this Section 6. If any Borrower or other Credit Party or any of its successors or assigns violates the foregoing covenant, each Borrower and each other Credit Party party hereto, for itself and its successors and assigns, jointly and severally agrees to pay, in addition to such other damages as Agent, any Lender or any other Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by Agent, any such Lender or any such other Released Party.

7.     Miscellaneous.

7.1     Counterparts. This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission in either Tagged Image Format File (TIFF) or Portable Document Format (PDF) shall be effective as delivery of a manually executed counterpart thereof.

7.2     Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

7.3     Recitals. The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

7.4     Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

7.5     Effect of Amendment; No Novation.

(a)     Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Agent and Lenders under any Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document in similar or different circumstances.

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(b)     From and after the Second Amendment Effective Date, the terms “Agreement,” “this Agreement,” “herein,” “hereinafter,” “hereto,” “hereof” and words of similar import, as used in the Credit Agreement, shall refer to the Credit Agreement as amended hereby, and the term “Credit Agreement,” as used in any Loan Document, shall mean the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c)     Neither this Amendment nor the effectiveness of the Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release any guaranty thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement, the Guaranty and Security Agreement or the other Loan Documents, which shall remain in full force and effect, except as modified hereby. Nothing expressed or implied in this Amendment, the Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrowers under the Credit Agreement or any Credit Party under any Loan Document from any of its obligations and liabilities thereunder.

7.6     No Waiver. Except as expressly provided in Section 2 above, the execution, delivery, and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents, or (c) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

7.7     Conflict of Terms. In the event of any inconsistency between the provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.

[signature pages follow]

SECOND AMENDMENT

IN WITNESS WHEREOF, this Second Amendment to Credit Agreement has been duly executed as of the date first written above.

“Borrowers”
APIO, INC.

By:

Name:

Title:

CAL EX TRADING COMPANY

By:

Name:

Title:

GREENLINE LOGISTICS, INC.

By:

Name:

Title:

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“Agent”
GENERAL ELECTRIC CAPITAL CORPORATION

By:
Eric J. Watson
Duly Authorized Signatory

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“Lender”
GE CAPITAL BANK, formerly known as GE Capital Financial Inc.

By:
Woodrow Broaders, Jr.
Duly Authorized Signatory

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EXHIBIT 2.6

(Schedules)

[see attached]

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EXHIBIT 2.7

EXHIBIT D TO EXHIBIT 4.2(b)

COMPLIANCE CERTIFICATE

Capital Expenditures

For purposes of calculating Cash Flow in Exhibit B, Capital Expenditures and Unfinanced Capital Expenditures are defined as follows:

The aggregate of all expenditures and obligations which should be capitalized under GAAP		$___________

Less:	Net Proceeds from Dispositions and/or Events of Loss which a Borrower is permitted to reinvest pursuant to Section 1.8(b) and which are included above	$___________

	To the extent included above, expenditures financed with cash proceeds from Excluded Equity Issuances	$___________

Capital Expenditures		$___________

Less:

Portion of Capital Expenditures financed under Capital Leases, financed with proceeds of the Equipment Loan Note B, or any note issued in connection with an Equipment Loan Supplement, or financed with proceeds of other long term Indebtedness incurred substantially concurrently with such expenditure (Indebtedness, for this purpose, does not include drawings under the Revolving Loan Commitment)

$___________

Permitted Unfinanced Capital Expenditures		$___________

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